Exhibit 10.1

AMENDMENT NO. 1 TO PURCHASE AGREEMENT

This Amendment No. 1 to the Purchase Agreement dated as of February 15, 2019 (this “Amendment”), by and among OpenALPR Technology, Inc., a Florida corporation (“Seller”), Novume Solutions, Inc., a Delaware corporation (“Buyer”), and Matthew Hill (“Founder”).

RECITALS

A.           Seller, Buyer and Founder are parties to that certain Asset Purchase Agreement dated as of November 14, 2018 (the “Purchase Agreement”). All capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement.

B.           The parties hereto desire to amend the Purchase Agreement pursuant to Section 13.2 thereof as set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises, and of the mutual promises and covenants herein contained, the sufficiency of which are hereby acknowledged, and wishing to be legally bound hereby, the parties hereto hereby agree as follows:

Amendments
1. Definition of Base Purchase Price. Schedule A of the Purchase Agreement is hereby amended by deleting the definition of Base Purchase Price and replacing it with the following new definition:

““Base Purchase Price” means $7,000,000 in cash.”

2. Definition of Election Amount. Schedule A of the Purchase Agreement is hereby amended by deleting the definition of Election Amount.

3. Definition of Election Notice. Schedule A of the Purchase Agreement is hereby amended by deleting the definition of Election Notice.

4. Definition of Promissory Note. Schedule A of the Purchase Agreement is hereby amended by inserting the following definition:

““Promissory Note” means that certain promissory note in the principal amount of $5,000,000 issued by Buyer to Seller and dated as of the Closing Date, in substantially the form issued to other lenders by Buyer on or around the Closing Date, which Buyer expects to include the terms set forth on Exhibit E.”

5. Section 2.7(a). Section 2.7(a) of the Purchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following new Section 2.7(a):

“(a) Purchase Price. Subject to the terms and conditions of this Agreement, in full consideration for Seller’s sale, transfer, conveyance, assignment and delivery of the Transferred Assets to Buyer, and Seller’s execution and delivery of, and its performance of its obligations contained in, this Agreement and the Other Agreements, at the Closing, Buyer shall (1) pay to Seller in accordance with Section 2.7(c) the Estimated Purchase Price, subject to adjustment after the Closing pursuant to Section 2.7(d), issue to Seller the Promissory Note, issue to Seller 600,000 shares of Common Stock of Buyer (the “Subject Shares”) (collectively, the “Purchase Price”) and (2) assume the Assumed Liabilities as provided in Section 2.4.”

6. Section 2.7(c). Section 2.7(c) of the Purchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following new Section 2.7(c):

“(c) Closing Payments; Issuance of Promissory Note; Issuance of Stock. At the Closing, Buyer shall (i) pay to Seller, by wire transfer of immediately available funds, to an account designated in writing by Seller by written notice to Buyer not less than five (5) Business Days prior to the Closing Date, an amount equal to the Estimated Purchase Price, (ii) issue to Seller the Subject Shares, and (iii) issue to Seller the Promissory Note.”

7. Section 3.20. Section 3.20 of the Purchase Agreement is hereby amended by deleting the following words from the beginning of the first sentence of Section 3.20: “To the Extent that an Election Notice will be provided,”.

8. Section 10.2(e). Section 10.2(e) of the Purchase Agreement is hereby amended by deleting such subsection in its entirety and replacing it with the following new subsection 10.2(e):

“(e) the Estimated Purchase Price in immediately available funds pursuant to the wire transfer instructions provided by Seller, a stock certificate in Seller’s name representing the Subject Shares, and the executed Promissory Note.”

9. Section 13.13. Section 13.13 of the Purchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following new Section 13.13:

No Third-Party Rights. Other than Sections which are specifically for the benefit of Buyer Indemnified Parties or the Seller Indemnified Parties, this Agreement is not intended and shall not be construed to create any rights in any Persons other than Buyer and Seller, and no Person shall assert any rights as third-party beneficiary hereunder.

10. Exhibit D. Exhibit D of the Purchase Agreement shall be in the form attached hereto as Exhibit D.

Miscellaneous

11. Except as expressly amended by this Amendment, the Purchase Agreement remains in full force and effect, the terms thereof are incorporated herein by reference, and nothing in this Amendment shall otherwise affect any other provision of the Purchase Agreement or the rights and obligations of the parties thereto.

[Signature Page Immediately Follows]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this Amendment on the date first above written.

NOVUME SOLUTIONS, INC.

By: /s/ Robert Berman

     Name: Robert Berman

     Title: Chief Executive Officer

OPENALPR TECHNOLOGY, INC.

By: /s/ Matthew Hill

     Name: Matthew Hill

     Title: Chief Executive Officer

/s/ Matthew Hill

MATTHEW HILL

EXHIBIT D

Software – 40%

Tangible personal property - at book value

Goodwill – remainder

EXHIBIT E

Borrower: Novume Solutions, Inc. and its subsidiaries

Total Amount: $20,000,000 (of which Seller will represent $5,000,000)

Collateral: Seller and lenders shall share pro rata a senior secured lien on all assets of Novume Solutions, Inc. (except to those accounts receivables financed with Wells Fargo).

Term: 24 months

Interest Rate: 16%, 10% cash paid quarterly & 6% annual accretion paid at maturity or early retirement in whole or part.

Prepayment: Callable in year 1 at 120% of par plus accrued; year 2 at 110%. The notes may be prepaid in whole or part anytime during the term. The accrued interest would be paid pro-rata with any partial early prepayment.

Maturity Payment: Note will mature at 105% of face

Warrants: Term of 5 years from issuance and strike price of average of 30 days preceding closing price from issuance.

Covenants: Including but not limited to (i) limitations on asset sales, (ii) restricted payments, (iii) additional indebtedness and (iv) limitations on capital expenditures.